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                                                                 EXHIBIT 10.32.1

FIRST AMENDMENT TO COMMUNICATIONS & POWER INDUSTRIES 2000 STOCK OPTION PLAN

Section 3 of the Communications & Power Industries 2000 Stock Option Plan is hereby amended and restated in its entirety to read as follows:

3. SHARES SUBJECT TO THE PLAN. The shares to be sold upon the exercise of Stock Options awarded under this Plan shall consist of the Company's authorized but unissued Common Stock. Subject to adjustment as provided in Section 6 hereof, the aggregate number of shares of Common Stock which may be sold upon the exercise of Stock Options awarded to Participants pursuant to Section 5 below shall not exceed 350,000 of such shares (the "Option Shares"). Option Shares subject to Stock Options that lapse or terminate without exercise shall be available to be subject to newly issued Stock Options under the Plan. A holder of Option Shares upon the exercise of his or her Stock Options shall be entitled to all rights (including voting and dividend rights) of a holder of Common Stock of the Company.